                                                                Exhibit h(84)(b)



                             MEMORANDUM OF AGREEMENT

      This Memorandum of Agreement is entered into as of this 1st day of July, 2001 between AIM Variable Insurance Funds (the "Trust"), on behalf of the funds listed on Exhibit "A" to this Memorandum of Agreement (the "Funds"), and A I M Distributors, Inc. ("AIM Distributors").

      For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trust and AIM Distributors agree as follows:

      The Trust and AIM Distributors agree, until the date set forth on the attached Exhibit "A," that AIM Distributors will waive its Rule 12b-1 fees to the extent that the expenses (excluding interest, taxes, dividend expense on short sales, extraordinary items, and increases for indirect expenses resulting from expense offset arrangements, if any) of a class of a Fund, taking into account any fee waivers or expense reimbursements by A I M Advisors, Inc. that are applicable to such class, exceed the rate set forth on Exhibit "A" of the average daily net assets allocable to such class. Neither the Trust nor AIM Distributors may remove or amend the waivers to the Trust's detriment prior to the date set forth on Exhibit "A." AIM Distributors will not have any right to reimbursement of any amount so waived.

      The Trust and AIM Distributors agree to review the then-current waivers for each class of each Fund listed on Exhibit "A" on a date prior to the date listed on that Exhibit to determine whether such waivers should be amended, continued or terminated. Unless the Trust, by vote of its Board of Trustees, or AIM Distributors terminates the waivers, or the Trust and AIM Distributors are unable to reach an agreement on the amount of the waivers to which the Trust and AIM Distributors desire to be bound, the waivers will continue for additional one-year terms at the rate to which the Trust and AIM Distributors mutually agree. Exhibit "A" will be amended to reflect that rate and the new date through which the Trust and AIM Distributors agree to be bound.

      It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall only bind the assets and property of the Funds, as provided in the Trust's Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of the Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of the Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in the Trust's Agreement and Declaration of Trust.



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
      IN WITNESS WHEREOF, the Trust and AIM Distributors have entered into this Memorandum of Agreement as of the date first above written.

                                    AIM Variable Insurance Funds,
                                    on behalf of each Fund listed in Exhibit "A" to this Memorandum of Agreement

                                    By: /s/ Carol F. Relihan
                                       -----------------------------------------

                                    Title: Senior Vice President
                                          --------------------------------------


                                    A I M Distributors, Inc.

                                    By: /s/ Michael J. Cemo
                                       -----------------------------------------

                                    Title: President
                                          --------------------------------------





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
                                   EXHIBIT "A"

                          AIM VARIABLE INSURANCE FUNDS


       FUND                         EXPENSE LIMITATION          COMMITTED UNTIL
       ----                         ------------------          ---------------

AIM V.I. Aggressive Growth Fund

      Series II                 Total Annual Fund Operating       6-30, 2002
                                Expenses Limited to 1.45%

AIM V.I. Basic Value Fund

      Series II                 Total Annual Fund Operating       6-30, 2002
                                Expenses Limited to 1.45%

AIM V.I. Blue Chip Fund

      Series II                 Total Annual Fund Operating       6-30, 2002
                                Expenses Limited to 1.45%

AIM V.I. Capital Development Fund

      Series II                 Total Annual Fund Operating       6-30, 2002
                                Expenses Limited to 1.45%

AIM V.I. Dent Demographic Trends Fund

      Series II                 Total Annual Fund Operating       6-30, 2002
                                Expenses Limited to 1.45%

AIM V.I. Mid Cap Equity Fund

      Series II                 Total Annual Fund Operating       6-30, 2002
                                Expenses Limited to 1.45%

AIM V.I. New Technology Fund

      Series II                 Total Annual Fund Operating       6-30, 2002
                                Expenses Limited to 1.45%





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